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                                                                    EXHIBIT 5.1

                             [SERV-TECH LETTERHEAD]

                                August 24, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         In my capacity as Vice President, General Counsel and Secretary of Serv-Tech, Inc., a Texas corporation (the "Company"), I have acted as counsel to the Company in connection with the registration, pursuant to a Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement") under the Securities Act of 1933, as amended, of the offering and sale to certain employees of the Company of up to 883,000 shares of the Company's common stock, par value $.50 per share (the "Common Stock"), which may be issued in connection with certain securities (the "Securities") which may be granted under the Serv-Tech, Inc. Amended and Restated 1989 Incentive Stock Option Plan, Serv-Tech, Inc. 1995 Long Term Incentive Plan, Nonqualified Stock Option Agreement between Serv-Tech, Inc. and Richard L. Daerr, Nonqualified Stock Option Agreement between Serv-Tech, Inc. and Frank A. Perrone, Nonqualified Stock Option Agreement between Serv-Tech, Inc. and David P. Tusa, Nonqualified Stock Option Agreement between Serv-Tech, Inc. and Dale W. Wilhelm, Nonqualified Stock Option Agreement between Serv-Tech, Inc. and John M. Slack (20,000 shares), and Nonqualified Stock Option Agreement between Serv-Tech, Inc. and John M. Slack (8,000 shares).

         In such capacity I have examined the corporate documents of the Company, including its Restated Certificate of Incorporation, its Bylaws, as amended, and resolutions adopted by its board of directors and committees thereof. I have also examined the Registration Statement, together with the exhibits thereto, and such other documents which I have deemed necessary for the purposes of expressing the opinion contained herein.

         Based upon the foregoing, I am of the opinion that the Common Stock issued in connection with the Securities in accordance with their respective terms will be validly issued, fully paid and nonassessable.

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         I hereby consent to the filing of this opinion as an exhibit to the
Registration Statement.


                                               Very truly yours,

                                               /s/ FRANK A. PERRONE

                                               Frank A. Perrone
                                               Vice President, General Counsel
                                                 and Secretary